SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2009

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On April 14, 2009, Valley’s shareholders, upon recommendation of the Board of Directors, approved the Valley National Bancorp 2009 Long-Term Stock Incentive Plan (the “2009 Plan”). The 2009 Plan includes an authorization to issue up to 6,100,000 shares of Valley common stock, no par value, pursuant to awards under the 2009 Plan of which not more than an aggregate of 1,000,000 shares may be issued or transferred pursuant to options and/or awards to any one eligible employee. Subject to those limitations, the number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options and stock appreciation rights is limited to 6,100,000 shares and the number of shares that may be issued or transferred pursuant to awards of restricted stock is limited to 6,100,000 shares.

The 2009 Plan provides for various types of equity awards to any officer or other key employee of Valley and its subsidiaries determined by the committee. The types of awards that may be granted under the 2009 Plan include restricted stock, incentive stock options, non-qualified stock options, and stock appreciation rights.

All options granted under the 2009 Plan will be for a term determined by the committee, provided that (i) incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The 2009 Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of Valley common stock must have terms of five years or less. The purchase price per share under an incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted an optionee who owns more than 10% of Valley common stock) and the purchase price per share under a non-qualified stock option must not be less than 100% of the fair market value of a share at the time the option is granted.

The 2009 Plan provides that the purchase price and required tax withholding for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price and required tax withholding may be paid (i) in cash, (ii) by check, (iii) at the discretion of the committee, by transferring shares having a fair market value on the day preceding the date of exercise of the option equal to the aggregate purchase price for the shares being purchased to Valley and satisfying such other terms and conditions as may be imposed by the committee; provided that such shares have been held by the optionee for no less than six months (or such other period as established from time to time by the committee or generally accepted accounting principles), (iv) at the discretion of the committee, subject to such other terms and conditions as may be imposed by the committee, by having shares that would otherwise have been delivered to the optionee upon exercise of the option withheld by Valley or (v) such other method as approved by the committee at the discretion of the committee.

In the event of a change-in-control (as defined in the 2009 Plan), all options outstanding on the date of such a change-in-control become immediately and fully exercisable.

All stock appreciation rights available for issuance under the 2009 Plan will be for such term as the committee determines. If granted in connection with an option, a stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the committee may determine) and generally be subject to the same term as the related option. A stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. A stock appreciation right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the committee will determine, but in no event shall they have a term of greater than ten years. Exercise terms generally parallel those applicable to options. Generally, in the event of a change-in-control all stock appreciation rights will become immediately and fully exercisable.

The 2009 Plan provides that upon granting a restricted stock award an agreement between the grantee and Valley will set forth the restrictions, terms, and conditions of the award. Except as provided by the agreement, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the committee, in its discretion, determines that such payment of dividends should be deferred. Restrictions upon shares of restricted stock will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of Valley or a subsidiary from the date the award was granted or unless the committee sets a later date for the lapse of the restrictions. In the event of a change-in-control, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. The committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. If requested by the grantee, the committee, in its discretion, has the right to cancel shares of restricted stock to be delivered to the grantee having a fair market value equal to the aggregate required tax withholding in payment for the grantee’s aggregate required tax withholding for the vesting of any shares of restricted stock

Valley’s Board of Directors has the right to amend the 2009 Plan. However, except with respect to changes in capitalization or the effects of certain transactions, without the approval of Valley’s shareholders no amendment may be made to the 2009 Plan if the amendment would (a) increase the maximum number of shares as to which options or awards may be granted under the 2009 Plan, (b) change the class of persons eligible to participate, or (c) cause options issued under the 2009 Plan to be repriced or to lower the exercise price of a previously granted option.

The 2009 Plan will expire on April 13, 2019. As of the date hereof, there have been no awards, and therefore no amounts are payable, under the 2009 Plan to the principal executive officer, the principal financial officer or any named executive officer of Valley National Bancorp.

Attached hereto as Exhibit 10.1 is the Valley National Bancorp 2009 Long-Term Stock Incentive Plan. The description of the 2009 Plan contained herein is qualified in their entirety by reference to the full text of the 2009 Plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Valley National Bancorp 2009 Long-Term Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2009	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number
10.1	Valley National Bancorp 2009 Long-Term Stock Incentive Plan